 U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2005

VISTA CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 2-90519

Delaware	72-0510027
(State or Jurisdiction of Incorporation)	(I.R.S Employer Identification No.)

10 Placa de Rei
Henderson, NV 89011
(702) 566-5132
(Address and telephone number of principal executive offices)

6600 West Charleston Boulevard, #118
Las Vegas, NV 89146
Telephone: (702) 228-2077
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure, election, or appointment of directors and officers

On October 15, 2005, Miranda III Mining (Guyana), Inc., holder of 32,000,000 shares of the common stock of Vista Continental Corporation, a Delaware corporation (the “Company”) and Vista Continental Corporation, Nevada, holder of 28,918,284 shares of the common stock of the Company, together representing a majority of the issued and outstanding common stock of the Company, voted to remove Ashak Rustom, Richard J. Smythe, V. Takao Nishimura and Steve Hegedus as directors of the Company and to elect Alberto Docouto as the sole director of the Company.

On October 16, 2005, Mr. Alberto Docouto, as the sole director of the Company, removed Lawrence Nash as the President of the Company, Marco Valle as the Executive Vice President of the Company and Ashak Rustom as an officer of the Company and appointed himself as President, and Vice President and Treasure of the Company. Mr. Howard Rubinoff remains as the Secretary of the Company.

These actions were taken, among other reasons, as (i) the Company has remained unprofitable; (ii) the management of the Company had allowed the Company to become delinquent in its filing and tax obligations to the State of Delaware, placing the Company in jeopardy of losing its corporate status in the State of Delaware; and (iii) the management of the Company had not made the filings required by the State of Nevada to qualify the Company as a foreign corporation doing business in Nevada. The deficiencies in the States of Delaware and Nevada have now been attended to and the Company is in good standing in both jurisdictions.

Mr. Alberto Docouto, age 62, after arriving in Canada from his native Portugal in 1971, chose to work in real estate. During the next eight years Mr. Docouto participated extensively in all aspects of commercial and residential real estate development, construction, property management and syndication.

On October 3, 1985, Mr. Docouto incorporated Mater's Management Ltd. Mater's Management Ltd., developed specialty retail centers with a distinctive European flair.

Mater's Management Ltd. had, in 1989, an asset base in excess of two hundred million dollars comprised primarily of residential and commercial real estate land holdings sufficient to yield over one million square feet of retail space and about three thousand residential serviced building lots.

Commencing in 1994, Mr. Docouto has been active in Tamer's Management Ltd., developing other properties in Ontario as well as in Las Vegas, Nevada.

Mr. Docouto was instrumental in setting up camp facilities in 1997 in Quillabamba where the Company's mining claims are situated, together with Minera Rio Grande claims.

Over the past several years, Mr. Docouto has loaned the Company funds to sustain it operations. Currently, the Company owes Mr. Docouto approximately $1,200,000.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VISTA CONTINENTAL CORPORATION
(Registrant)
Date: October 21, 2005

/s/ Alberto Docouto_________
President